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PROXY                      NORTH STAR UNIVERSAL, INC.               EXHIBIT 99.1
                             5353 WAYZATA BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55416

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jeffrey J. Michael and Peter E. Flynn, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to present and to vote, as designated below, all the shares of Common Stock, par value $.25 per share ("NSU Common Stock"), of North Star Universal, Inc. ("NSU"), held of record by the undersigned on April 15, 1996, at the annual meeting of shareholders to be held on June 4, 1996, or any adjournment thereof.

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1.  A proposal to approve an Agreement and Plan of Reorganization dated as of December 21, 1995, (the
    "Reorganization Agreement") between NSU, Michael Foods, Inc. ("Michael") and NSU Merger Co. ("Merger Co."), and
    the "Merger" (as defined below), pursuant to which (i) Merger Co. will be merged with and into Michael and
    Michael will become a wholly-owned subsidiary of NSU (the "Merger"), (ii) each stockholder of Michael (other than NSU) will receive, in exchange for each share of Michael Common Stock held by such stockholder, one share of NSU Common Stock, (iii) NSU will change its name to Michael Foods, Inc. (NSU after the consummation of the
    Merger is referred to hereinafter as "New Michael") and will continue the business previously conducted by
    Michael, (iv) prior to the consummation of the Merger, NSU will transfer all of its assets and liabilities other than certain indebtedness (not to be in excess of $38 million or less than $25 million) and other agreed upon assets and liabilities to ENStar Inc., another wholly owned subsidiary of NSU ("ENStar"), (v) the outstanding common stock of ENStar will be distributed pro rata to the shareholders of NSU of record as of a record date just prior to the effective date of the Merger (the "Distribution"), (vi) immediately prior to the effective time of the Merger, NSU will effectuate a reverse stock split (the "Reverse Stock Split"), the ratio of the Reverse Stock Split to be determined pursuant to the terms of the Reorganization Agreement:
                    / / FOR                    / / AGAINST                    / / ABSTAIN
2.  A proposal to approve the Reverse Stock Split:
                    / / FOR                    / / AGAINST                    / / ABSTAIN
3.  A proposal to approve the Distribution:
                    / / FOR                    / / AGAINST                    / / ABSTAIN
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             (continued, and to be dated and signed, on other side)

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
4.  A proposal to approve the amendment to and restatement of the existing Restated Articles of Incorporation of NSU in the form attached to the accompanying Proxy Statement/Prospectus as Exhibit D to Appendix I thereto:
                    / / FOR                    / / AGAINST                    / / ABSTAIN
5.  Election of Directors:
    / / FOR all nominees listed below                                      / / WITHHOLD AUTHORITY
        (except as marked to the contrary below)                               to vote all nominees listed below
    Miles E. Efron    Peter E. Flynn   James H. Michael   Fred E. Stout   Richard J. Braun   Jeffrey J. Michael
    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
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6.  In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL OF THE PROPOSALS DESCRIBED ABOVE AND FOR ALL OF THE NOMINEES FOR
ELECTION TO THE BOARD OF DIRECTORS.

                                            PLEASE SIGN EXACTLY AS YOUR NAME
                                            APPEARS HEREON. WHEN SHARES ARE HELD
                                            BY JOINT TENANTS, BOTH SHOULD SIGN.
                                            WHEN SIGNING AS ATTORNEY, AS
                                            EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                            GUARDIAN, PLEASE GIVE FULL TITLE AS
                                            SUCH. IF A CORPORATION, PLEASE SIGN
                                            IN FULL CORPORATE NAME BY PRESIDENT
                                            OR OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

                                            SIGNATURE:

                                                      --------------------------

                                            DATE:

                                                 -------------------------------

                                            SIGNATURE:

                                                      --------------------------

                                            DATE:

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 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.